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                                  EXHIBIT 10.12


                                                              December 20, 2001


Ark Restaurants Corp.
85 Fifth Avenue
New York, New York 10003

Gentlemen:

         Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of December 27, 1999 by and between Bank Leumi USA (the "Bank") and Ark Restaurants Corp. (the "Company"), as amended by letter agreements, dated August 21, 2000, as of November 21, 2000 and November 1, 2001 (as so amended, the "Restated Agreement"). Capitalized terms used in this letter agreement (the "Amendment"), and not otherwise defined herein, shall have the meanings defined in the Restated Agreement.

         Pursuant to the Restated Agreement, the Bank agreed to (i) make one or more Loans to the Company, until the Conversion Date, in an aggregate amount as of the date of this Amendment not to exceed $26,000,000, at any one time outstanding, and (ii) issue letters of credit for the benefit of the Company, in an aggregate amount not to exceed $1,000,000. The Bank and the Company have agreed to further amend the Restated Agreement, among other things, to change certain of the Company's covenants.

         Accordingly, the Company and the Bank agree as follows:

         A. Amendment to Definitions

              A.1. Section 1.5 of the Restated Agreement is hereby amended and restated as follows:

              "1.5 The term "Capitalized Leases" means all capitalized leases made by the Borrower or any Subsidiary as lessee."

         B. Amendments to Covenants

              B.1. Section 7.1.9 of the Restated Agreement is hereby amended and restated as follows:

              7.1.9. Consolidated Indebtedness, which in the aggregate does not exceed (i) $29,000,000 to June 30, 2002, and (ii) thereafter $25,000,000 minus (a) any prepayment required by Section 2.2.2 of the Restated









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              Agreement, (b) scheduled monthly amortization on the Term Loan, and Capitalized Leases; in each of (a) and (b), exclusive of (A) Consolidated Trade Indebtedness, (B) Purchase Money Indebtedness, and (C) outstanding Letters of Credit against which there has not been a draw and (D) any Subordinated Indebtedness; provided, however, that the amounts set forth in each of (a) and (b) shall be reduced by the first $500,000 of Subordinated Indebtedness issued by the Company.

              B.2. Section 7.2 of the Restated Agreement is hereby amended and restated as follows:

              7.2 Cash Flow. Maintain Consolidated Operating Cash Flow, calculated on the basis of the twelve (12) full calendar months preceding such calculation, of not less than the product of (i)
              1.5 as at the end of each quarter of each fiscal year of the Company, and (ii) the Consolidated Debt Service for such twelve
              (12) month period; provided, however, that if Consolidated Operating Cash Flow for any such twelve (12) month period shall be less than the product determined pursuant to the first clause of this sentence, then Working Capital must equal or exceed the total amounts paid or payable for Consolidated Debt Service for such twelve (12) month period, and provided, further, that Consolidated Operating Cash Flow for any such twelve (12) month period shall at all times at least equal the amount of Consolidated Debt Service for such twelve (12) month period. For the purpose of this Section
              7.2 only, Consolidated Operating Cash Flow shall not include the Company's write down taken in the Company's fiscal year ending September 29, 2001 of its investment in Restaurant-Related Facilities located at The Aladdin Hotel and The Elvis Presley Project planned for Las Vegas, Nevada.

              B.3. Section 7.3 of the Restated Agreement is hereby amended and restated as follows:

              7.3 Consolidated Net Worth. Maintain Consolidated Net Worth which is not less than (i) $17,000,000 as at December 31, 2001, (ii) $16,000,000, as at March 31, 2002, (iii) $18,000,000, as at June
              30, 2002, and (iv) $19,000,000, as at September 30, 2002, and (v)
              each year thereafter $3,000,000 more than the Consolidated Net Worth for the prior fiscal year, on each such date during each subsequent fiscal year of the Company until the Maturity Date. For the purposes of this covenant and the covenant set forth in
              Section 7.4, liabilities of the Company used in the calculation of Consolidated Net Worth shall not include principal and interest on all indebtedness which has been subordinated to the Indebtedness of the Company to the Bank on the terms set forth in the next sentence and pursuant to documentation reasonably acceptable to the Bank ("Subordinated Indebtedness"); provided, however, that the first $500,000 of Subordinated Indebtedness shall be paid to the Bank in reduction of the outstanding Loan Balance (a "Reduction Amount"). The Company may pay interest on and repay the Subordinated Indebtedness, in whole or in part; provided, however, that after giving effect to such payment (i) the Company shall be in full compliance with each covenant in the Restated Agreement, based upon a determination










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              made immediately after giving effect to such payment, and (ii) no
              Event of Default shall have occurred and be continuing."

              B.4. Section 7.4 of the Restated Agreement is hereby amended and restated as follows:

              7.4 Ratio of Consolidated Indebtedness to Shareholders' Equity. Maintain a ratio of total Consolidated Indebtedness to Shareholders' Equity of more than (i) 2:00 to 1:00 at December 31, 2001, (ii) 2.25 to 1:00 at March 31, 2002 and (iii) 1.75 to 1.0 at
              the end of each subsequent fiscal quarter of the Company.

              B.5. Section 7.6 of The Restated Agreement is hereby amended and restated as follows:

              7.6 Loans, Advances, Investments. Except (i) loans made to fund the purchase of the Company's shares pursuant to its stock option plans, (ii) loans to the Company's employees other than as provided for in (i), which loans shall not exceed $850,000 in the aggregate, and (iii) other loans with the prior written consent of the Bank, which consent shall not be unreasonably withheld or delayed:

              B.6. Section 7.8 of the Restated Agreement is hereby amended and restated as follows:

              7.8 Capital Expenditures. Without the prior written consent of the Bank, make in the aggregate (by the Company and all Subsidiaries) in any fiscal year, any expenditures for fixed or capital assets whether by purchase or capitalized lease (including such loans, advances, investments, recourse purchase money indebtedness and guarantees as are deemed capital expenditures under Sections 7.1.3, 7.1.4, 7.1.5 and 7.1.6 of this Agreement), in excess of $900,000.

              B.7. Section 7.11 of The Restated Agreement is hereby amended and restated as follows:

              7.11 Dividends, Redemptions. Declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its capital stock now or hereafter outstanding or return any capital or make any distribution of assets to stockholders, except that Subsidiaries may declare and pay dividends, return capital and make distributions of assets to the Company, and the Company may declare and pay stock dividends. Notwithstanding the foregoing, the Company may use up to $5,000,000 of the proceeds from life insurance policies which it owns on the life of Michael Weinstein to redeem his shares in the event of his death; provided, however, that (i) the Company is in compliance with all of its covenants in this Restated Agreement, and (ii) the insurance policies and proceeds utilized for such purpose have not been pledged or assigned to the Bank.

         C. Conditions Precedent. The obligation of the Bank to execute and deliver this Amendment is subject to the conditions precedent that:







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              C.1. Representations and Warranties. All of the representations and warranties contained in the Restated Agreement, or otherwise made to the Bank pursuant to or in connection with any of the Loan Documents, shall be correct and complete in all material respects.

              C.2. Supporting Documents. The Bank shall have received the following: (a) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of even date herewith, certifying as to (i) the Certification of Incorporation and By-Laws of the Company as then in effect; (ii) the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Amendment; (iii) the full force and effect of such resolutions on the date hereof; and (iv) the incumbency and signature of each of the officers of the Company signing this Amendment; (b) such additional supporting documents as the Bank may reasonably request.

              C.3. Opinion. The Bank shall have received a written opinion of legal counsel to the Company, in form and substance satisfactory to the Bank and its counsel.

              C.4. Fees. The Company shall have paid (i) the reasonable attorneys' fees of counsel for the Bank, and (ii) all other charges and disbursements incurred in connection with the transactions contemplated by the Amendment.

         D. Representations and Warranties. To induce the Bank to enter into the Amendment, the Company represents and warrants to the Bank that:

              D.1. Authority, Enforceability. The Company has all requisite legal right, power and authority to execute, deliver and perform this Amendment. The Restated Agreement, this Amendment and the Loan Documents are legal, valid and binding obligations of such of the Company and the Subsidiaries as are parties thereto, and are enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally or the availability of equitable remedies.

              D.2. Execution. The execution, delivery and performance by the Company of this Amendment (a) have been authorized by all requisite corporate action, (b) will not violate (i) the Certificate of Incorporation or By-laws of the Company, (ii) the Certificate of Incorporation or By-Laws of each Subsidiary, (iii) any agreement or contract to which the Company is a party, or by which it or any of its property is bound, or any order, decree or judgment, or the provisions of any statute, rule or regulation, domestic or foreign, or
(c) result in the creation of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Company or any Subsidiary.

              D.3. New Restaurant-Related Businesses. Since November 1, 2001, the Company (i) has not opened any Restaurant-Related Business, and (ii) has not relocated any Restaurant-Related Business, except to premises within the same address.

         E. Miscellaneous.

              E.1. Entire Agreement. This Amendment is intended by the parties as the final expression of their agreement, and therefore incorporates all negotiations of the parties hereto, and together with the Restated Agreement and other Loan Documents set forth in the entire agreement of the parties hereto.








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              E.2. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

              If the foregoing correctly sets forth our understanding and agreement, kindly indicate your acceptance thereof by signing below.



                                         Very truly yours,

                                         BANK LEUMI USA


                                         By: /s/ Iris Schechter
                                             ---------------------------------
                                             Iris Schechter
                                             Vice President


                                         By: /s/ Richard Oleszewski
                                             ---------------------------------
                                             Richard Oleszewski
                                             First Vice President

AGREED TO:

ARK RESTAURANTS CORP.


By:  /s/ Andrew Kuruc
     --------------------------
     Andrew Kuruc
     Senior Vice President